Filed with the Securities and Exchange Commission on September 30, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sigmatel, Inc.

(Exact name of registrant as specified in its charter)

Delaware	74-2691412
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1601 S. MoPac Expressway, Suite 100

Austin, Texas 78746

(Address of principal executive offices) (Zip code)

Sigmatel, Inc.

2003 Equity Incentive Plan,

2003 Employee Stock Purchase Plan

Options Assumed by Sigmatel, Inc.

and Granted Under the:

Protocom Corporation 2000 Stock Option Plan,

Oasis Semiconductor, Inc. 1995 Stock Option Plan

Oasis Semiconductor, Inc. 1997 Stock Option Plan,

Oasis Semiconductor, Inc. 2004 Director Stock Plan, and

Oasis Semiconductor, Inc. 2004 Stock Incentive Plan

(Full title of the plan)

Alan D. Green, Esq.

Vice President and General Counsel

Sigmatel, Inc.

1601 S. MoPac Expressway, Suite 100

Austin, Texas 78746

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (512) 381-3700

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered[1]	Amount to be registered[2]	Proposed maximum offering price per share[3]	Proposed maximum aggregate offering price[3]	Amount of registration fee
Sigmatel, Inc. 2003 Equity Incentive Plan
Common Stock Par Value $0.0001	3,130,000[4]	$19.88	$62,224,400.00	$7,323.81
Sigmatel, Inc. 2003 Employee Stock Purchase Plan
Common Stock Par Value $0.0001	692,959	$19.88	$13,776,024.92	$1,621.44
Assumed Options Under the Protocom Corporation 2000 Stock Option Plan
Common Stock Par Value $0.0001	234,223	$1.47	$344,307.81	$40.53
Assumed Options Under the Oasis Semiconductor, Inc. 1997 Stock Option Plan
Common Stock Par Value $0.0001	181,918	$18.56	$3,376,398.08	$397.40
Assumed Options Under the Oasis Semiconductor, Inc. 2004 Stock Incentive Plan
Common Stock Par Value $0.0001	53,480	$16.06	$858,888.80	$101.09
TOTAL	4,292,580			$9,484.27

[1]	The securities to be registered include options and rights to acquire such Common Stock.
[2]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
[3]	Estimated pursuant to Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. As to shares under the Sigmatel, Inc. 2003 Equity Incentive Plan and Sigmatel, Inc. 2003 Employee Stock Purchase Plan, the price is based upon the average of the high and low prices of the Common Stock of Registrant on September 27, 2005, as reported on the NASDAQ National Market. As to shares issuable pursuant to outstanding but unexercised options that were assumed by registrant under the Protocom Corporation 2000 Stock Option Plan, the Oasis Semiconductor, Inc. 1995 Stock Option Plan, the Oasis Semiconductor, Inc. 1997 Stock Option Plan, the Oasis Semiconductor, Inc. 2004 Director Stock Plan, and the Oasis Semiconductor, Inc. 2004 Stock Incentive Plan, the price is computed on the basis of the weighted average exercise price of the options assumed.
[4]	The total share reserve for the Sigmatel, Inc. 2003 Equity Incentive Plan is 9,996,747 shares. This share reserve includes the number of shares remaining available for option grants and the number of options outstanding under the Sigmatel, Inc. 1995 Stock Option/Stock Issuance Plan. However, the total number of shares available for grant under the Sigmatel, Inc. 2003 Equity Incentive Plan will, at any time, be determined by subtracting from 9,996,747 shares that number of options outstanding under the Sigmatel, Inc. 1995 Stock Option/Stock Issuance Plan as well as vested shares outstanding as a result of option exercises after August 1, 2003.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register (i) an additional 3,130,000 shares of the common stock, par value $0.0001 per share (“Common Stock”) of Sigmatel, Inc. (the “Company”), to be issued under the Company’s 2003 Equity Incentive Plan, (ii) an additional 692,959 shares of the Company’s Common Stock to be issued under the Company’s 2003 Employee Stock Purchase Plan, (iii) 234,223 shares of the Company’s Common Stock to be issued upon the exercise of certain stock options issued under the Protocom Corporation 2000 Stock Option Plan, which options were assumed by the Company pursuant to that certain Agreement and Plan of Reorganization dated July 26, 2005 by and among the Company, Amoeba Acquisition Corporation, Amoeba II Acquisition Corporation, each a wholly-owned subsidiary of the Company, Protocom Corporation, Ren-Yuh Wang as shareholders’ agent, and certain shareholders of Protocom Corporation, (iv) 181,918 shares of the Company’s Common Stock to be issued upon the exercise of certain stock options issued under the Oasis Semiconductor, Inc. (“Oasis”) 1997 Stock Option Plan which options were assumed by the Company pursuant to that certain Agreement and Plan of Reorganization dated September 6, 2005 by and among the Company, PPR Acquisition Corporation, a wholly-owned subsidiary of the Company, Oasis, William H. Wrean, Jr. as stockholders’ agent, and certain stockholders of Oasis (the “Oasis Merger Agreement”), and (v) 53,480 shares of the Company’s Common Stock to be issued upon the exercise of certain stock options issued under the Oasis 2004 Stock Incentive Plan which options were assumed by the Company pursuant to the Oasis Merger Agreement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Company hereby incorporates by reference in this registration statement the following documents:

(a) The Company’s annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Company’s fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission on February 8, 2005.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

(c) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on September 16, 2003, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

Inapplicable.

Item 6. Indemnification of Directors and Officers

Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to a corporation or its stockholders for monetary damages for breach or alleged breach of the director’s “duty of care.” While this statute does not change the directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director’s duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers, directors, employees and agents of a corporation. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Company’s Bylaws also empower it to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and certain of its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

2

Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7. Exemption From Registration Claimed

Inapplicable.

Item 8. Exhibits

See Exhibit Index.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

3

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

4

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on September 30, 2005.

SIGMATEL, INC.

By:	/s/ Alan D. Green
Alan D. Green Vice President and General Counsel

SIGNATURES AND POWER OF ATTORNEY

The officers and directors of Sigmatel, Inc. whose signatures appear below, hereby constitute and appoint Ronald P. Edgerton and Ross A. Goolsby, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2005.

Signature	Title
/s/ Ronald P. Edgerton Ronald P. Edgerton	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Ross A. Goolsby Ross A. Goolsby	Vice President of Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

/s/ Alexander M. Davern Alexander M. Davern	Director

/s/ Robert T. Derby Robert T. Derby	Director

/s/ John A. Hime John A. Hime	Director

/s/ Kenneth P. Lawler Kenneth P. Lawler	Director

/s/ William P. Osborne William P. Osborne	Director

EXHIBIT INDEX

4.1	Second Restated Certificate of Incorporation of the Company, as amended, is incorporated by reference to Exhibit 3.3 to Amendment No. 5 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 15, 2003 (No. 333-106796).

4.2	Bylaws of the Company are incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on August 28, 2003 (No. 333-106796).

5	Opinion re legality

23.1	Consent of Counsel (included in Exhibit 5)

23.2	Consent of Independent Registered Public Accounting Firm

24	Power of Attorney (included in signature pages to this registration statement)